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                                                                   EXHIBIT 10.18



                             TAX SHARING AGREEMENT

                          dated as of January 1, 1997

                                  by and among

                          Nextel Communications, Inc.

                                      and

                            Affiliated Corporations





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                                    CONTENTS


1.       Definitions .......................................................................    1

2.       Payments by Members of Separate Return Tax Liability ..............................    3

3.       Payments to Members and Crediting of Members' Accounts ............................    5

4.       Additional Obligations of Members .................................................    7

5.       Remittances by and to Members .....................................................   10

6.       Subsequent Adjustments ............................................................   11

7.       Carrybacks from Separate Return Years .............................................   11

8.       Determinations and Computations ...................................................   12

9.       Procedural Matters ................................................................   12

10.      Utilization of Member Tax Attributes, Etc. in Determining
         Consolidated Tax Liability ........................................................   14

11.      Additions to Group ................................................................   14

12.      State Taxes .......................................................................   15

13.      Effective Date ....................................................................   15

14.      Amendment and Waiver ..............................................................   15

15.      Successors and Assigns ............................................................   15

16.      Rights of the Parties .............................................................   15

17.      Expenses ..........................................................................   16

18.      Titles and Headings ...............................................................   16

19.      Entire Agreement ..................................................................   16

20.      Severability ......................................................................   16

21.      Governing Law .....................................................................   16

22.      Counterparts ......................................................................   16

                             TAX SHARING AGREEMENT

         This TAX SHARING AGREEMENT, dated as of January 1, 1997 (this "Agreement"), is made and entered into by and among Nextel Communications, Inc. ("Nextel") as Common Parent and those Members whose names appear on Schedule A hereto.

                                    RECITALS

         A. Nextel is the Common Parent of an Affiliated Group, of which each company identified on Schedule A is a Member, that files a Consolidated Return;

         B. Certain state and local combined or unitary income or franchise tax returns will be filed for various Members or for the Group; and

         C. The parties hereto wish to provide for the sharing of the federal income tax liability and the state and local income and franchise tax liabilities relating to such consolidated, combined, or unitary returns.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

         (a)   "Affiliated Group" has the meaning attributed to that term in
Section 1504(a) of the Code.

         (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (c) "Common Parent" has the meaning of that term as it is used in the Consolidated Return Regulations and initially means Nextel and thereafter any other corporation that replaces Nextel (or any such other corporation) as successor Common Parent of the Affiliated Group.

         (d) "Completion," for any Taxable Year of the Group, means the date on which the Consolidated Return of the Group for such Taxable Year is completed.

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         (e)   "Consolidated Return," for any Taxable Year of the Group, means a consolidated U.S. corporation income tax return filed pursuant to Section 1501 of the Code by the Common Parent for such Taxable Year.

         (f) "Consolidated Return Regulations" means Income Tax Regulations Sections 1.1502-1 through 1.1502-100 (26 C.F.R.), as amended from time to time.

         (g) "Consolidated Tax Liability" means the consolidated U.S. corporation income tax liability of the Group for any Taxable Year for which the Group files a Consolidated Return.

         (h) "Consolidated Taxable Income," for any Taxable Year of the Group, means the consolidated U.S. corporation taxable income of the Group for such Taxable Year, determined in the manner provided in the Code and in the Consolidated Return Regulations.

         (i)   "Effective Date" means January 1, 1997.

         (j) "Former Member," as of any given date, means any corporation (including any successor in interest to such corporation) which as of such date is not a Member of the Group, but which at any time during one or more Taxable Years of the Group was a Member; provided, however, that no Member that ceases to exist as a Member hereunder solely as a result of a transaction to which
Section 381 of the Code applies will for purposes of this Agreement be considered to be a Former Member if the surviving or resulting corporation to such transaction is a Member of the Group.

         (k) "Group," as of any particular date, means the Common Parent and each Member of the Affiliated Group which is an Includible Corporation as of such date.

         (l) "Includible Corporation" has the meaning attributed to that term in Section 1504(b) of the Code.

         (m) "Income Tax Regulations" means the Regulations (26 C.F.R.), as amended from time to time, promulgated pursuant to the Code.

         (n)   "I.R.S." means the Internal Revenue Service.

         (o) Loss Item," in the case of any Member, for any Taxable Year of the Group means such Member's excess credits against federal income tax, net operating loss, or net capital loss for such Taxable Year which result from the determination of such Member's Separate Return Tax Liability for such Taxable Year.

                                      -2-

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         (p)   "Member," for any Taxable Year of the Group, means any
corporation (or any predecessor or successor in interest to such corporation under Section 381 of the Code which was or is an Includible Corporation) which at any time during such Taxable Year is an Includible Corporation that is included in the Affiliated Group and includes any such corporation which at any time during such Taxable Year is the Common Parent.

         (q) "Separate Return Tax Liability," in the case of any Member, for any Taxable Year of the Group means the liability of such Member hereunder for federal income tax for such Taxable Year computed as if such Member had filed a separate federal income tax return for such Taxable Year and for all prior taxable years or periods and subsequent taxable years, after taking into account all carryovers and carrybacks of losses and credits, as if such Member had filed a separate federal income tax return for all such taxable years or periods, except that, in making such computation for any such taxable year, such liability will be determined:

                  (i) on the basis of the highest rate of corporate tax in effect for such taxable year under Section 11 of the Code (and, if applicable, Section 15 of the Code), as though such rate were the only income tax rate in effect for such taxable year,

                  (ii) on the assumption that the "exemption amount" specified in Section 55 of the code which is applicable to such Member for such taxable year is zero,

                  (iii) on the further assumption that the amount specified in Section 59A(a)(2) of the Code which is applicable to such Member for such taxable year is zero.

         (r)   "Taxable Year" means any (i) period of 12 consecutive months or
(ii) period of less than 12 consecutive months, for which a Consolidated Return is or will be filed by the Group.

2.       PAYMENTS BY MEMBERS OF SEPARATE RETURN TAX LIABILITY

         (a) For each Taxable Year of the Group, each Member will make the payments specified in this Section 2(a) at the time or times and in the manner herein provided.

                  (i) In the case of any such Member whose estimated Separate Return Tax Liability for such Taxable Year is greater than zero, such Member will make quarterly payments of its estimated Separate

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

                           Return Tax Liability for such Taxable Year. The amount of each such quarterly payment will be determined by such Member, and such determination will be made no later than ten days prior to the date on which payment of the respective quarterly estimate of the Group's Consolidated Tax Liability for such Taxable Year must be made to the I.R.S. The amount of each such quarterly payment determined by such Member will equal the amount which such Member would be required under Section 6655(d) of the Code (or under any successor Section of the Code) to pay to the I.R.S. for such quarter were such Member to make installment payments of its estimated Separate Return Tax Liability for such Taxable Year in accordance with the provisions of such Section.

                  (ii) If the actual Separate Return Tax Liability of any such Member for such Taxable Year exceeds the total estimated payments, if any, which such Member made pursuant to Section 2(a)(i) for such Taxable Year, such Member will pay an amount equal to the difference between its actual Separate Return Tax Liability for such Taxable Year and the sum of the estimated payments, if any, that such Member made pursuant to Section 2(a)(i) for such Taxable Year.

                  (iii) In the case of any Member, each of the quarterly payments required to be made by such Member pursuant to Section 2(a)(i) will be made in the manner provided in Section 5(a) on or before the due date for the payment of the respective quarterly estimate of the Group's Consolidated Tax Liability for such Taxable Year. Any amount required to be paid by such Member for such Taxable Year pursuant to Section 2(a)(ii) will be paid by such Member in the manner provided in Section 5(a), as follows: (A) on the fourteenth day of the third month after the end of such Taxable Year such Member will pay an amount equal to such Member's best estimate, as determined by such Member, of the amount, if any, that such Member owes pursuant to Section 2(a)(ii) for such Taxable Year, and (B) on the thirtieth day after Completion for such Taxable Year an amount equal to the difference, if any, between (x) the amount determined for such Taxable Year as the amount payable by such Member pursuant to Section 2(a)(ii) for such Taxable Year and (y) the amount, if any, paid by such Member for such Taxable Year pursuant to clause

                           (A) above, together with interest thereon on such amount at the rate specified in Section 5(b) from the date on which the payment referred to in clause
                           (A) above was made to such thirtieth day following Completion.

         (b) If for any Taxable Year of the Group, any Member of the Group has a Loss Item which the Common Parent for such Taxable Year is unable, due to limitations prescribed by the Code, to utilize in computing the Group's Consolidated Tax Liability for such Taxable Year or any prior Taxable Year, and if such Member in such circumstance is able to carry back such Loss Item to a prior taxable year or taxable years of such Member and to obtain a refund in federal income tax as a result of such carryback, such Member will have no obligation to remit the amount of such refund to the Common Parent.

3.       PAYMENTS TO MEMBERS AND CREDITING OF MEMBERS' ACCOUNTS

         (a) For each Taxable Year of the Group, the payments and crediting of accounts specified in this Section 3 will, if applicable, be made at the time or times and in the manner herein provided:

                  (i)      If the payments made by any such Member pursuant to
                           Section 2 for such Taxable Year exceed its actual Separate Return Tax Liability for such Taxable Year, such Member will be paid an amount equal to the difference between (A) the payments that such Member made pursuant to Section 2 for such Taxable Year and
                           (B) the amount of its actual Separate Return Tax Liability for such Taxable Year, together with interest thereon on such amount at the rate specified in Section 5(b) from the date on which payment was made under Section 2 to the date of repayment under this Section 3.

                  (ii) If any Member for a Taxable Year has a Loss Item that such Member on a separate return tax basis would be entitled under the applicable provisions of the Code to carry back to a prior taxable year or taxable years, an account established for such Member will be credited with an amount equal to the refund in federal income tax that such Member would have been entitled to claim and receive had such Member filed a separate federal income tax return for such prior taxable year or taxable years. A Member will not be entitled to receive any credit pursuant to this Section 3(a)(ii) with respect to a Loss Item to the extent such Loss Item is eligible to be carried back by such Member to a

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                           prior taxable year or taxable years for which such
                           Member either (A) actually filed a separate federal income tax return or (B) was included in the consolidated return of another Affiliated Group, and as to which such Member accordingly is entitled to file, or have filed on its behalf, a claim for a refund of federal income tax previously paid.

         (b) In the case of any Member, any payment that such Member may be entitled to receive for such Taxable Year pursuant to Section 3(a)(i) will be paid to such Member in the manner provided in Section 5(a) on or before the later of (i) the fifteenth day of the third month after the end of such Taxable Year and (ii) 30 calendar days after Completion.

         (c) Any amounts credited to a Member's account pursuant to Section 3(a)(ii) will bear interest at the rate specified from time to time pursuant to
Section 6621(a)(2). Any amount credited to a Member's account will be paid to the Member as follows:

                  (i) If, with respect to any Taxable Year for which a Member has a positive balance in its account (taking into account any credits to such account with respect to such Taxable Year), the Common Parent receives a refund from the I.R.S., the Common Parent shall pay to such Member an amount (not in excess of the positive balance in such Member's account) equal to the product of (x) the refund received by the Common Parent and (y) a fraction, whose numerator is the positive balance in such Member's account and the denominator of which is the aggregate positive balance in the accounts of all Members that have positive balances in their accounts. Any amount so paid by the Common Parent to a Member shall reduce the Member's account.

                  (ii) Any remaining amount in a Member's account shall be used only to reduce the amount of any payment due from such Member pursuant to Section 2. Any amount so used shall reduce the Member's account.

         (d)   Any Member that receives a payment or other benefit pursuant to
Section 3(c)(i) or Section 3(c)(ii) will repay such benefit in the event such Member ceases (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member before the Common Parent has utilized in full the Loss Item that generated the reduction in determining the Group's Consolidated Taxable Income or Consolidated

Tax Liability for any Taxable Year or Taxable Years of the Group. If, as of the end of the last Taxable Year of the Group in which such Member is a Member, the Common Parent will have partially utilized such Loss Item in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for any Taxable Year or Taxable Years of the Group, such Former Member will repay a proportionate part of such benefit, determined by multiplying the amount of such benefit by a fraction, the numerator of which will be equal to the amount of such Loss Item which the Common Parent has not so utilized and the denominator of which will be equal to the aggregate amount of such Loss Item. For purposes of the two preceding sentences, the extent, if any, to which any such Loss Item has been utilized by the Common Parent in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for the Taxable Year or Taxable Years of the Group referred to in such sentences will be determined in accordance with the provisions of Section 1.1502-79 of the Consolidated Return Regulations. Any payment due from a Former Member pursuant to this Section 3(d) will be made in the manner provided in Section 5(a) by such Former Member within 15 days of the date on which such Former Member receives written notice of the amount payable by such Former Member pursuant to this Section 3(d).

         (e) If a Member receives a payment pursuant to Section 3(c)(i) and the Common Parent subsequently is required to remit part or all of the refund, plus interest, to the I.R.S., the Member shall pay to the Common Parent an amount (not in excess of the payment previously received by the Member pursuant to Section 3(c)(i), plus interest at the rate specified in Section 5(b)) equal to the product of (x) the remittance by the Common Parent to the I.R.S. and (y) a fraction, whose numerator is the payment the Member received under Section 3(c)(i) for such Taxable Year and the denominator is the aggregate payment received by all Members pursuant to Section 3(c)(i) for such Taxable Year. Any amount so remitted by the Member to the Common Parent shall increase the Member's account.

4.       ADDITIONAL OBLIGATIONS OF MEMBERS

         (a)      If:

                  (i) a Member generates for any Taxable Year a Loss Item which such Member is unable in whole or in part to carry back pursuant to Section 2(b) or Section 3(a)(ii);

                  (ii) is able subsequently to utilize (to the extent not so carried back) all or any part of such Loss Item in determining for any subsequent Taxable Year or Taxable Years its Separate Return Tax Liability for such Taxable Year or Taxable Years; and

                  (iii) ceases for any reason (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member before the Common Parent has been able to utilize in full the amount of such Loss Item (to the extent not so carried back), so utilized by such Member, in determining the Group's Consolidated Taxable Income or Consolidated Tax Liability for any Taxable Year or Taxable Years of the Group,

then, in such event, such Member or Former Member will with respect to such Loss Item pay as herein provided an amount equal to the amount determined pursuant to Section 4(d).

         (b)      If:

                  (i) a Member generates for any Taxable Year any credits or deductions which such Member is able for such Taxable Year to utilize in determining its Separate Return Tax Liability for such Taxable Year;

                  (ii) such credits or deductions cannot be utilized by the Common Parent for such Taxable Year in determining the Group's Consolidated Tax Liability for such Taxable Year and cannot be carried back either by the Common Parent to any prior Taxable Year or Taxable Years or by such Member, pursuant to Section 2(b) or Section 3(a)(ii), to any prior taxable year or taxable years; and

                  (iii) such Member ceases, for any reason (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member before the Common Parent has been able to utilize such credit in full in determining the Group's Consolidated Tax Liability for any Taxable Year or Taxable Years,

then, in such event, such Member or Former Member will with respect to such credits or deductions pay as herein provided an amount equal to the amount determined pursuant to Section 4(d).

         (c)      If:

                  (i) in the case of any Member, such Member in determining its Separate Return Tax Liability for a Taxable Year utilizes (A) any loss or credit carryover which did not arise in a Taxable Year or
                           (B) any deduction the utilization of which by the Common Parent for any Taxable Year is subject to
                           Section 1.1502-15T of the Consolidated Return Regulations; and

                  (ii) before the Common Parent has been able to utilize in full the amount of such loss or credit carryover or deduction, so utilized by such Member, in determining for any Taxable Year or Taxable Years the Consolidated Taxable Income or Consolidated Tax Liability of the Group either (A) such Member ceases for any reason (other than as a result of a transaction to which Section 381 of the Code applies and in which the surviving or resulting corporation is also a Member) to be a Member of the Group or (B) all or any part of such loss or credit carryover or deduction expires under the provisions of the Code, then, in such event, such Member or Former Member will with respect to such loss or credit carryover or deduction pay as herein provided an amount equal to the amount determined pursuant to Section 4(e).

         (d) If either Section 4(a), Section 4(b) or Section 4(c) is applicable to a Member or a Former Member, such Member or Former Member will pay in the manner provided in Section 4(f) an amount equal to the difference between (i) the Separate Return Tax Liability of such Member for the Taxable Year or Taxable Years involved computed without regard to the Loss Item, credit, or deduction referred to in Section 4(a), Section 4(b) or Section 4(c), respectively, minus the Separate Return Tax Liability of such Member for such Taxable Year or Taxable Years and (ii) the amount, if any, of the total reduction in Consolidated Tax Liability for the then current and all prior Taxable Years of the Group attributable to the Common Parent's utilization on behalf of the Group of such Loss Item, credit, or deduction in determining the Group's Consolidated Taxable Income and Consolidated Tax Liability for such Taxable Year or Taxable Years.

         (e) Any payment due pursuant to Section 4(d) from a Member or Former Member will, in any case in which a Member ceases to be a Member of the Group, be made within 15 days of the date on which the Member or Former Member receives written notice of the amount payable by it pursuant to Section 4(d), or, in any case in which a loss or credit carryover or deduction expires unused be made on or before the fifteenth day of the third month following the close of the Taxable Year in which the loss or credit carryover or deduction referred to in Section 4(d), expires unused. Any

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

payment due pursuant to this Section 4(e) from a Member or Former Member will be made by such Member or Former Member in the manner provided in Section 5(a).

         (f) If a Member at any time acquires the assets and properties of another Member pursuant to a transaction to which Section 381 of the Code applies, the acquiring Member will, from and after the date of such acquisition, be responsible for all of the undertakings and obligations of such other Member hereunder and will, from and after such date, be entitled to receive any and all payments that such other Member would be entitled to receive hereunder. Provided such other Member ceases to exist solely as a result of such transaction, such event will not, except as expressly provided herein, in any way result in any acceleration of the time at which any payments hereunder are due to or from such other Member, and, except as expressly provided herein to the contrary, all such payments will be made to or by the acquiring Member at the same time or times that such payments would be payable to or by such other Member had such other Member continued to exist as a Member hereunder.

         (g) Any repayment obligation of a Member triggered by a Member's ceasing to be a Member under Section 3(d) or this Section 4 shall not apply in the event that a Member ceases to be a Member by reason of a foreclosure or other exercise of remedies by a lender (or collateral agent or trustee for any such lender) with respect to a pledge of the stock of such Member.

         (h) For purposes of this Section 4, the term "utilize" for any taxable year includes to the extent that the Common Parent makes an election for such taxable year under Section 1.1502-20(g) of the Consolidated Return Regulations to reattribtue to itself any portion of a Loss Item, credit or deduction attributable to the Member (whether or not such item actually reduces the tax liability of the Group for that year (or any other year)).

5.       REMITTANCES BY AND TO MEMBERS

         (a) Until such time, if ever, as the Common Parent notifies each other Member of the Group in writing to the contrary, any and all payments that each such other Member agrees to make hereunder will be made and remitted by each such Member directly to Common Parent. The Common Parent will be responsible for making all payments required to be made hereunder to Members.

         (b) Any payment required to be made pursuant to Section 5(a) by a Member or the Common Parent which is not made on or before the date on which such payment is due under the terms of this Agreement will bear interest at the rate specified from time to time pursuant to Section 6621(a)(2) of the Code, and any Member to whom such payment is due will be entitled to receive interest computed at

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

such rate upon the late payment of any such amount which is required at any time to be paid hereunder.

6.       SUBSEQUENT ADJUSTMENTS

         If any adjustment is made to any item of income, gain, loss, deduction, expense or credit of any Member of the Group for a Taxable Year ending after the Effective Date during which such Member is a Member of the Group by reason of the filing of an amended Consolidated Return, a claim for refund with respect to such Taxable Year or an audit with respect to such Taxable Year by the I.R.S., the amounts, if any, due to or from such Member under this Agreement will be redetermined by taking into account any such adjustment. If, as a result of such redetermination, any amounts due to or from a Member under this Agreement differ from the amounts previously paid, then except as herein provided, payment of such difference will be made to such Member or by such Member in the manner provided in Section 5(a) as follows: (a) in the case of an adjustment resulting in a credit or refund of tax, within ten calendar days of the date on which such refund or notice of such credit is received by the Common Parent or such Member with respect to such adjustment, or (b) in the case of an adjustment resulting in the assessment of a deficiency in tax, within ten calendar days of the date on which such deficiency is paid. Any amounts due under this Section 6 will include any interest attributable thereto under Sections 6601 or 6611 of the Code and any penalties or additional amounts which may be imposed. Any amount due pursuant to this Section 6 from a Former Member will nevertheless be paid by such Former Member at the time indicated above and in the manner provided in Section 5(a) unless the Common Parent has agreed in writing prior to the date on which any such payment would be due to release such Former Member from such obligation. In the event the redetermination referred to in this Section results in a Former Member being entitled to receive a payment pursuant to this Section, such Former Member will not be entitled to receive any amount pursuant to this Section 6 unless the Common Parent has agreed in writing prior to the date on which any such payment would be due to permit such Former Member to receive such payment.

7.       CARRYBACKS FROM SEPARATE RETURN YEARS

         If, for any Taxable Year in the future of a Former Member, such Former Member has a net operating loss, a net capital loss, or is entitled to credits against tax which such Former Member, under applicable provisions of the Code or the Consolidated Return Regulations, may carry back to a Taxable Year or Taxable Years of the Group during which such Former Member was a Member of the Group, the Common Parent will have no obligation to pay to such Former Member the amount of any refund or credit of federal income tax that the Common Parent may receive as a

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

result of the carryback by such Former Member of any such losses or credits; provided, that the foregoing shall not apply in the event that a Member ceases to be a Member of the Group by reason of a foreclosure or other exercise of remedies by a lender (or collateral agent or trustee for any such lender) with respect to a pledge of the stock of such Member.

8.       DETERMINATIONS AND COMPUTATIONS

         (a) All determinations and computations required to be made hereunder, including without limitation all computations of (i) Consolidated Taxable Income and Consolidated Tax Liability for each Taxable Year of the Group and (ii) the Separate Return Tax Liability for each such Taxable Year of each Member will be made by the independent public accountants regularly employed by the Common Parent at the time that any such determination or computation is required to be made. The results of any such determination or computation so made by such independent public accountants will be binding and conclusive upon the parties hereto for all purposes hereof.

         (b) The purpose of this Agreement is to ascertain in a reasonable and equitable manner the income tax liability of each Member. If a fact pattern arises in the administration of this Agreement which requires a calculation or determination that is not dealt with in the specific provisions hereof, the independent public accountants regularly employed by the Common Parent will be responsible for performing such calculations or making such determinations. In making any such calculation or determination, such independent public accountants will attempt to follow as closely as possible the general concepts set forth in this Agreement by analogizing to the specific provisions hereof. The results of any such determination or computation so made by such independent public accountants will be binding and conclusive upon each of the parties hereto for all purposes hereof.

         (c) For each Taxable Year of the Group, each Member of the Group will compute its Separate Return Tax Liability consistent with any elections made by the Common Parent.

9.       PROCEDURAL MATTERS

         (a) The Common Parent will be solely responsible for making any estimated or final payments to the I.R.S. in satisfaction of the federal income tax liability (including additions to tax, penalties, and interest) of the Group and each of its Members for each Taxable Year of the Group.

         (b) The Common Parent will prepare and file, or will cause the independent public accountants that it regularly employs on behalf of the Group to prepare and on its behalf file, the Consolidated Return and any other returns, documents or statements required to be filed with the I.R.S. which pertain to the determination of the Consolidated Tax Liability of the Group for each Taxable Year of the Group. In its sole and absolute discretion, the Common Parent will have the right with respect to any Consolidated Return that it or such independent public accountants has filed or will file: (i) to determine (A) the manner in which such Consolidated Return, as well as any other documents or statements incidental or related thereto, will be prepared and filed, including without limitation the manner in which any item of income, gain, loss, deduction, expense, or credit of any Member will be reported therein or thereon, (B) whether any extensions with respect to any such Consolidated Return will be requested, and (C) the elections that will be made in any such Consolidated Return by any Member; (ii) to contest, compromise, or settle any adjustment or deficiency proposed, asserted, or assessed as a result of any audit of such Consolidated Return by the I.R.S.; (iii) to file an amended Consolidated Return and to prosecute, compromise or settle any claim for refund set forth therein; and (iv) to determine whether any refunds to which the Group may be entitled will be paid by way of cash refund or credited against the Consolidated Tax Liability of the Group for any Taxable Year or Taxable Years of the Group. Each Member hereby irrevocably appoints the Common Parent as its agent and attorney-in-fact to take any action (including the execution of documents) as the Common Parent may deem appropriate to effect the foregoing.

         (c) The Common Parent will prepare, or will cause the independent public accountants that it regularly employs on behalf of the Group to prepare, on behalf of each Member any and all Corporation Applications for Tentative Refund (Form 1139), Amended U.S. Corporation Income Tax Returns (Form 112OX), or Claims for Refund (Form 843) that such Member is eligible to file with the I.R.S. with respect to any prior taxable year or taxable years of such Member. The Common Parent will deliver, or will cause such public accountants to deliver, to such Member any such completed Form as soon as practicable after such Form has been completed, and such Member will, within ten days of receiving such Form, sign such Form and file the same with the appropriate office of the I.R.S. If any such Member fails to file any such Form with the I.R.S. within such 10-day period, such Member will, as hereinafter provided, pay an amount equal to the amount of interest that such Member would have received from the I.R.S. had such Member filed such Form with the I.R.S. within such 10-day period but which such Member fails to receive as a consequence of its delinquency in the filing of such Form; provided, however, that if any such delay in the filing of such Form causes the claim for refund of tax made by such Form to be disallowed by the I.R.S. on the ground that the period of limitations prescribed in Section 6511 of the Code for claiming such refund has expired as of the date such Form actually was filed with the I.R.S., such Member will, in lieu of making the above-described payment, pay as hereinafter provided an amount equal to the sum of

(i) the amount of the refund of tax claimed on such Form, plus (ii) an amount equal to the amount of interest that such Member would have received from the I.R.S. had the claim for refund of tax evidenced by such Form been allowed by the I.R.S. on the day before the date on which the period of limitations for claiming such refund expired. Any payment due pursuant to this Section 9(c) from a Member will be made in the manner provided in Section 5(a) within ten days of the date on which such Member receives written notice from the Common Parent that such Member is required to make a payment pursuant to this Section 9(c). Any amount payable pursuant to this Section 9(c) by a Former Member which, on the date on which any Form referred to in this Section 9(c) was delivered to such Former Member was a Member of the Group, will be paid by such Former Member at the time and in the manner indicated above unless the Common Parent has agreed in writing prior to the date on which such payment would be due to release such Former Member from the obligations imposed on it under this
Section 9(c).

         (d)   Each Member which at any time makes a determination pursuant to
Section 2(a)(i) of its estimated Separate Return Tax Liability for any Taxable Year will, immediately after making any such determination, send a copy of such determination to the independent public accountants that the Common Parent regularly employs on behalf of the Group.

10. UTILIZATION OF MEMBER TAX ATTRIBUTES, ETC. IN DETERMINING CONSOLIDATED TAX LIABILITY

         In determining the Consolidated Taxable Income and Consolidated Tax Liability and in preparing the Consolidated Return of the Group for any Taxable Year of the Group, the Common Parent will be entitled, and hereby is authorized, to utilize on behalf of the Group all of the tax attributes and other items of income, gain, loss, deduction, expense, credit, etc. of each such Member arising in such Taxable Year or which arose in another Taxable Year or Taxable Years (or other period or periods) and which properly may be carried back or carried forward to such Taxable Year. Except as expressly provided for herein, no Member of the Group will in any manner be entitled to receive any form of compensation by reason of the Common Parent's utilization of such Member's tax attributes and items of income, gain, loss, deduction, expense, credit, etc. on behalf of the Group in determining for any Taxable Year or Taxable Years the Group's Consolidated Taxable Income and Consolidated Tax Liability for such Taxable Year or Taxable Years.

11.      ADDITIONS TO GROUP

         If any Member of the Group will at any time organize or acquire any other corporation, provided that such corporation becomes a Member of the Group, the

Member of the Group that organizes such corporation or consummates such acquisition will obtain the agreement of such newly organized or acquired corporation to join in this Agreement and to be bound by all of the terms hereof and will cause such corporation to execute a written consent, substantially in the form of the consent attached hereto as Attachment A, evidencing its agreement to join in this Agreement and to be bound by the terms hereof. Each of the parties hereto, and each corporation that subsequently becomes a party to this Agreement, consents to such corporation joining in this Agreement.

12.      STATE TAXES

         (a) Each Member agrees that upon the request of the Common Parent it will join with such other Members as are designated by the Common Parent in any consolidated, combined, or unitary state or local income or franchise tax return or report for any taxable year.

         (b) For any taxable year for which such a return is filed that includes a Member, this Agreement will be applied to all matters relating to the taxes relating to such return in a manner similar to and consistent with its application to federal income tax matters.

13.      EFFECTIVE DATE

         This Agreement will be effective for all Taxable Years of the Group ending after the Effective Date.

14.      AMENDMENT AND WAIVER

         This Agreement may be amended, modified, waived, discharged, or terminated only by an instrument in writing signed by each of the parties hereto.

15.      SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of each other party. In the absence of such prior written consent, any purported assignment or delegation of any right or obligation hereunder will be null and void.

16.      RIGHTS OF THE PARTIES

         Except as provided in Section 15, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

17.      EXPENSES

         Except as otherwise provided in this Agreement, each of the parties to this Agreement will bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

18.      TITLES AND HEADINGS

         Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

19.      ENTIRE AGREEMENT

         This Agreement, together with its Attachment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements among the parties hereto with respect thereto except as expressly set forth herein.

20.      SEVERABILITY

          In case any provision contained in this Agreement is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

21.      GOVERNING LAW

         This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

22.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original; such counterparts will together constitute but one agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                           NEXTEL COMMUNICATIONS, INC.



                                           By: /s/ THOMAS J. SIDMAN
                                              ----------------------------
                                              Name:  Thomas J. Sidman
                                                   -----------------------
                                              Title: Vice President
                                                    ----------------------





                                           NEXTEL FINANCE COMPANY



                                           By: /s/ THOMAS J. SIDMAN
                                              ----------------------------
                                              Name:  Thomas J. Sidman
                                                   -----------------------
                                              Title: Vice President
                                                    ----------------------

                                 ADVANCED MOBILECOMM OF
                                   NORTH CAROLINA, INC.
                                 AIR LINK COMMUNICATIONS CORP.
                                   (SEATTLE)
                                 AMERICAN MOBILE SYSTEMS
                                   INCORPORATED
                                 C-CALL CORP.
                                 COMQOR, INC.
                                 CUSTOM RADIO/JOHNSON
                                 COMMUNICATIONS, INC.
                                 DIAL CALL, INC.
                                 DIAL CALL ARKANSAS, INC.
                                 DIAL CALL FLORIDA, INC.
                                 DIAL CALL KENTUCKY, INC.
                                 DIAL CALL LOUISSSIANA, INC.
                                 DIAL CALL TEXAS, INC.
                                 DIAL CALL VIRGINIA, INC.
                                 DIAL CALL WEST VIRGINIA, INC.
                                 DIAL DISTANCE, INC.
                                 DISPATCH COMMUNICATIONS
                                   OF ARIZONA, INC.
                                 DISPATCH COMMUNICATIONS
                                   OF MINNESOTA, INC.
                                 DISPATCH COMMUNICATIONS
                                   OF NEW ENGLAND, INC.
                                 DISPATCH COMMUNICATIONS
                                   OF MARYLAND, INC.
                                 DISPATCH COMMUNICATIONS
                                   OF PENNSYLVANIA, INC.
                                 ESMR SUB, INC.
                                 FC NEW YORK, INC.
                                 FCI 900, INC.
                                 FLEET CALL CORPORATION
                                 FLEET CALL OF TEXAS, INC.
                                 FLEET CALL OF UTAH, INC.
                                 FLEET CALL WEST, INC.
                                 F-M TOWER COMPANY
                                 FORT WORTH COMMUNICATIONS,
                                   INC.
                                 METRACOM TRUNKED RADIO
                                 COMMUNICATION SYSTEMS, INC.

                                 METROLINK COMMUNICATIONS
                                   CORPORATION
                                 MIJAC ENTERPRISES, INC.
                                 MOBILE RADIO OF ILLINOIS, INC.
                                 MOTOROLA SF, INC.
                                 NATIONAL TOWER TRUNKING
                                   SYSTEMS, INC.
                                 NEXTEL COMMUNICATIONS
                                   OF THE MID-ATLANTIC, INC.
                                 NEXTEL HAWAII ACQUISITION CORP.
                                 NEXTEL OF TEXAS, INC.
                                 NEXTEL UTAH ACQUISITION CORP.
                                 NEXTEL WESTERN ACQUISITION
                                   CORP.
                                 ONECOMM CORPORATION, N.A.
                                 POWERFONE HOLDINGS, INC.
                                 POWERFONE, INC.
                                 SABER COMMUNICATIONS, INC.
                                 SAFETY NET, INC.
                                 SHORELAND COMMUNICATIONS, INC.
                                 SMART SMR, INC.
                                 SMART SMR OF CALIFORNIA, INC.
                                 SMART SMR OF ILLINOIS, INC.
                                 SMART SMR OF NEW YORK, INC.
                                 SPECTRUM RESOURCES
                                   OF THE MIDWEST, INC.
                                 TRS, INC.
                                 U.S. DIGITAL, INC.


                                 By: /s/ THOMAS J. SIDMAN
                                    ----------------------------
                                    Name:  Thomas J. Sidman
                                         -----------------------
                                    Title: Vice President
                                          ----------------------

                                 MCCAW INTERNATIONAL
                                   (DELAWARE), LTD.
                                 MCCAW INTERNATIONAL
                                   (SERVICES), LTD.



                                 By: /s/ DAVID ROSTOV
                                    ----------------------------
                                    Name: David Rostov
                                         -----------------------
                                    Title: Senior Vice President
                                          ----------------------

                                                                   ATTACHMENT A



                                    CONSENT

         The undersigned,__________________________ , a ____________
corporation, hereby consents effective as of , 19 , to join in and become a party to that certain Tax Sharing Agreement, dated effective as of [the Effective Date], and agrees effective as of ______, 19__, to be bound by all of the terms and provisions of such Agreement, with the same force and effect as if _____________had been named in such Agreement and were an original signatory party to that Agreement.

         EXECUTED as of this ____ day of __________, 19 at __________,
________.



                                     ---------------------------------

                                     By:
                                          ----------------------------